                     ASSIGNMENT AND ASSUMPTION OF FRANCHISE

         This Assignment and Assumption of Franchise ("Assignment") is made and shall be deemed effective as of September 15, 1995 (the "Effective Date"), by and between NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP, a Washington limited partnership, and its assigns ("Assignee"), and SLT CABLE TV, INC., a Texas corporation ("Assignor").

                                    RECITALS

         A. Pursuant to that certain Ordinance No. 1988-03, passed and approved on September 12, 1988, the City of New Waverly, Texas (the "City") granted a cable television franchise (the "Franchise") to Limestone Cable of Texas ("Limestone"). Pursuant to that certain Ordinance No. 1990-02, passed and approved on February 12, 1990, the Franchise was assigned from Limestone to DMS. With the City's consent, the Franchise was assigned from DMS to Assignor, on August 20, 1990. A copy of the Franchise is attached hereto as Exhibit C-1 and incorporated herein by this reference.

         B. Pursuant to the terms and conditions of that certain Asset Purchase Agreement between Assignor and Northland Telecommunications Corporation, a Washington corporation, dated as of April 10, 1995 (the "Agreement"), which Agreement was assigned to Assignee pursuant to that certain Assignment and Assumption of Asset Purchase Agreement dated September 15, 1995 (the "Assignment"), Assignee shall acquire from Assignor all of Assignor's right, title and interest in and to the Franchise.

         C. The City consented to the assignment of the Franchise as described above and such consent is documented by that certain Resolution No. 1995-01 of the City Council of the City of New Waverly, dated July 11, 1995, a copy of which is attached hereto as Exhibit C-2 and incorporated herein by this reference.

                                   AGREEMENTS

         In consideration of the mutual covenants, promises and conditions set forth in the Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

         1.       Assignment of Franchise

                  (a) As of the Effective Date, Assignor hereby assigns, conveys, transfers and sets-over to Assignee any and all of Assignor's right, title and interest in and to the Franchise and any and all of Assignor's responsibilities and obligations under the Franchise, such assignment being upon all of the terms and conditions as contained in the Franchise.

                  (b) Assignor hereby covenants and warrants to Assignee that Assignor has performed all of the obligations to be performed by Assignor pursuant to and in accordance with

Assignment and Assumption of Franchise                                   9/13/95
the terms of the Franchise and that Assignor is not in default or breach of any provisions of the Franchise, including, but not limited to the timely payment of the franchise fee, and that the same is in full force and effect.

                  (c) Exhibit C-1 is a true, correct and complete copy of the Franchise.

         2. Assumption of Franchise. As of the Effective Date, Assignee hereby accepts and assumes the assignment of the Franchise from Assignor and hereby assumes all of the responsibilities and obligations of the franchisee under the terms of the Franchise.

         3. Effect. This Assignment shall not limit or modify any of the provisions of the Agreement.


Assignor:                           SLT CABLE TV, INC.

                                    By /s/ AMERICO CORNACCNIONE
                                       ----------------------------------------
                                    Its
                                        ---------------------------------------

Assignee:                           NORTHLAND CABLE PROPERTIES FOUR
                                    LIMITED PARTNERSHIP

                                    By Northland Communications Corporation,
                                       Managing General Partner


                                       By /s/ JAMES A PENNEY
                                          -------------------------------------
                                       Its VICE PRESIDENT
                                           ------------------------------------

Assignment and Assumption of Franchise                                   9/13/95

                         RESOLUTION OF THE CITY COUNCIL
                           CITY OF NEW WAVERLY, TEXAS

                            REGARDING THE CONSENT TO
                             ASSIGNMENT OF FRANCHISE

         WHEREAS, the City of New Waverly, Texas (the "City"), acting by and through its City Council (the "Council"), passed and enacted that certain Ordinance No. 1988-03, dated September 12, 1988, granting to Limestone Cable of Texas and its successors and assigns the right and privilege to construct, erect, operate, and maintain a cable television system within the City (the "Franchise"); and

         WHEREAS, the City amended the Franchise to change the name of the cable company from Limestone Cable of Texas to DMS by Ordinance No. 1990-02, passed and approved on February 12, 1990; and

         WHEREAS, DMS assigned the Franchise to SLT Cable TV Company ("SLT Cable") which assignment was approved by the Council on August 20, 1990; and

         WHEREAS, SLT Cable intends to sell substantially all of its assets, including all of its right, title and interest in the Franchise to Northland Cable Properties Four Limited Partnership and its successors and assigns ("Northland"); and

         WHEREAS, it is in the best interests of the City and its citizens to consent to the above-referenced assignment and transfer of the Franchise.

         NOW, THEREFORE, be it ordained by the Council acting on behalf of the City that:

         1. The City hereby approves and consents to the transfer and assignment of the Franchise from SLT Cable to Northland.

         2. The City hereby approves the encumbrance of the Franchise and the assets of the cable television system, and the assignment of same for security purposes, in connection with the acquisition and operation of the system and the financing and refinancing, from time to time, of the business operations of Northland.

         3. Except as specifically set forth herein, the assignment and transfer of the Franchise shall not alter, affect or otherwise change any of the terms or conditions of the Franchise.

         4. In connection with the assignment and transfer of the Franchise to Northland, the City certifies to SLT Cable and Northland that:

                  (a) The Franchise was duly and validly issued by the City, and upon its assignment to Northland, the duly authorized franchisee will be Northland.

                  (b) The Franchise is in full force and effect as of the date hereof, is valid and enforceable in accordance with its terms and will not expire until the twenty (20) year Franchise period, September 12, 2008.


City of New Waverly Resolution - Assignment of Franchise                06/05/95

                  (c) No event of default under the Franchise, and no event which could become an event of default with the passage of time or the giving of notice, or both, has occurred and is continuing as of the date hereof.

                  (d) The three percent (3%) franchise fee payable to the City under the terms of the Franchise is calculated on the franchisee's receipts collected annually and is payable, in arrears, on a semi-annual basis. The payments are due within sixty (60) days of the end of each period, the first period ending the last day of June and the second period ending the last day of December of each year.

                  (e) All fees owing to the City pursuant to the Franchise have been paid through December 31, 1994.

                  (f) The City acknowledges receipt of a completed FCC Form 394 from SLT Cable and Northland.

         5. Ordinance No. 1988-03, all amendments thereto, and this Resolution were and are adopted in accordance with the notice and procedure requirements of the laws of the State of Texas governing cities, and with the notice and procedure requirements prescribed by the City. Ordinance No. 1988-03, all amendments thereto, and this Resolution, including without limitation the grant of and the consent to the assignment of the Franchise, were and are adopted in accordance with and do not conflict with the laws, ordinances, resolutions and other regulations of the City, as presently in effect or as the same were in effect at the time the particular action was taken.

         6. This Resolution shall take effect immediately upon passage by the Council.

         PASSED, ADOPTED AND HEREBY RESOLVED by the City Council of the City of New Waverly, Texas this ______ day of ____________, 199___.

                                        NEW WAVERLY CITY COUNCIL
                                        CITY OF NEW WAVERLY, TEXAS

                                        /s/
                                        ---------------------------------------
                                        Mayor of the City of New Waverly, Texas

ATTEST:

/s/ DANA BARTU
----------------------------
CITY SECRETARY
----------------------------
Clerk of the City Council

CITY COUNCIL MEMBERS                YES     NO       ABSTAIN  ABSENT
--------------------                ---     --       -------  ------
/s/ ANTHONY ZABAVA                   X
--------------------  (motion)      ---     --       -------  ------
/s/ GENE BARTEE                      X
--------------------  (second)      ---     --       -------  ------
/s/ CLYDE LOLL                       X
--------------------                ---     --       -------  ------
/s/ MARY MARSHALL                    X
--------------------                ---     --       -------  ------


City of New Waverly Resolution - Assignment of Franchise                06/05/95

                              ORDINANCE NO. 1988-03


AN ORDINANCE GRANTING A FRANCHISE TO LIMESTONE CABLE OF TEXAS, A TEXAS COMPANY, ITS SUCCESSORS AND ASSIGNS, TO BUILD, CONSTRUCT, OPERATE AND MAINTAIN A CABLE TELEVISION SYSTEM IN THE CITY OF NEW WAVERLY TEXAS, AND SETTING FORTH CONDITIONS ACCOMPANYING THE GRANTING OF THIS FRANCHISE:

BE IT ORDAINED BY THE PEOPLE OF THE CITY OF New Waverly, TEXAS:

                                SECTION 1--TITLE

         This ordinance shall be known and may be cited as Cable Television Ordinance.

                             SECTION 2--DEFINITIONS

         For the purpose of this Ordinance, and when not inconsistent with the context, words used herein in the present tense include the future; words in plural include the singular, and vice versa. The words "shall" is always mandatory. The captions supplied herein for each section are for convenience only. Said captions have no force of law, are not part of the section, and are not to be used in construing the language of the section. The following terms and phrases, as used herein, shall be given the meaning set forth below:

                  (A) "Basic Cable Service" is any service tier which includes the retransmission of local television signals.

                  (B) "Cable television system" or "CATV Systems" or "cable system" is a facility consisting of a set of closed transmission paths and associated signal generation, reception and control equipment designed to provide video and other programming and information to subscribing members of the public.

                  (C) "City" is the City of New Waverly, a municipal corporation under the laws of the state of Texas.

                  (D) "Grantee" is Limestone Cable TV of Texas, Co., organized and existing under the laws of the State of Texas, and it is the grantee of rights under this franchise.

                  (E) "City Council" is the City Council of the city of , Texas, or its designated representative.

                  (F) "Federal Communications Commission" of "FCC" is the present Federal agency to the name as constituted by the Communications Act of 1934, or any successor agency created by the United States Congress.

                  (G) "Person" is any individual, firm, partnership, association, corporation, company or organization of any kind.

                  (H) "Gross subscriber revenues" shall include and all compensation or receipts derived by Grantee from charges for regular subscriber services offered in connection with the carriage of broadcast signals. It shall not include any refunds or credits made to subscribers or any taxes imposed upon the services furnished by Grantee. Nor shall it include revenues from leased channels, and programming offered as options to the regular service either on a per program or per channel charge basis, if any.

                  (I) "Regular subscriber services" shall include the carriage of required broadcast signals and non-broadcast services, but shall not include "ancillary" or "auxiliary" services, which include, but are not limited to, advertising, leased channels, and programming supplied on a per program or per channel charge basis, if any.

                          SECTION 3--GRANT OF AUTHORITY

         There is hereby granted by the City of Grantee the right and privilege to construct, erect, operate and maintain in, upon, along, across, above, over, or under the streets, alleys, public utility easements, public ways and public places now laid out or dedicated and all extensions thereof and additions thereto in the City, all poles, wires, cables, underground conduits, manholes and other conductors and fixtures necessary for the maintenance and operation in the City of a cable television system for the transmission of television signals and all other signals, including those permitted by the FCC, either separately or upon or in conjunction with any public utility maintaining the same in the City, with all of the necessary and desirable appliances and appurtenances pertaining thereto. Without limiting the generality of the foregoing, this franchise and grant shall and does hereby include the right in, over, under and upon the streets, sidewalks, alleys, public utility easements and public grounds and places in the City to install, erect, operate or in any way acquire the use of, as by leasing or licensing, all lines and equipment necessary to a cable television system and the right to repair, replace, enlarge and extend said lines, equipment and connections. The rights herein granted for the purposes set forth shall not be exclusive, and the City reserves the right to grant a similar use of said streets, alleys, public utility easements, public ways and places to any person at any time during the period of this franchise.

                            SECTION 4--POLICE POWERS

         Grantee shall at all times during the term of this franchise be subject to all lawful exercise of the police power of the City. The right is hereby reserved to the City to adopt, in addition to the provisions herein contained and any other existing applicable ordinances, such additional applicable ordinances as it shall find necessary in the exercise of its police power; provide, however, that such additional ordinances shall be reasonable, shall not conflict with the laws of the State of Texas, the laws of the United States of America, or the rules regulations and policies of the FCC.

                           SECTION 5--INDEMNIFICATION

         Grantee shall save the City, its officers, agents and employees harmless from all loss sustained by the City on account of any suit, judgment, execution, claim or demand whatsoever against the City resulting from negligence on the part of Grantee in the construction, operation or maintenance of its cable television system in the City; and for this purpose Grantee shall carry property damage and personal injury insurance with some responsible insurance company or companies qualified to do business in the State of Texas. The amounts of such insurance to be carried for liability due to property damage shall be $500,000 as to any occurrence; and against liability due to injury to or death of person, $1,000,000 as to any one occurrence. The City shall notify Grantee, in writing, within ten (10) days after the presentation of any claim or demand, either by suit or otherwise, made against the City on account of any negligence as aforesaid on the part of Grantee. Where any such claim or demand against the City is made by suit or other legal action, written notice thereof shall be given by the City to Grantee not less than five (5) days prior to the date upon which an answer to such legal action is due or within ten (10) days after the claim or demand is made upon the City, whichever notice period yields Grantee the larger amount of time within which to prepare an answer. Failure by the City to notify Grantee properly in accordance with the foregoing of any such claim, suit, or demand against the City shall release Grantee from its obligation to indemnify the City as provided herein.

                     SECTION 6--CONSTRUCTION AND MAINTENANCE

         (A) All structures, lines and equipment erected by Grantee within the City shall be so located as to cause minimum interference with the proper use of streets, alleys, public utility easements and other public ways and places and to cause minimum interference with the rights of reasonable convenience of property owners, and Grantee shall comply with all reasonable, proper and lawful ordinances of the City now or hereafter in force. Existing poles, posts, conduits, and other such structures of electric power system, telephone company, or other public utility located in the City shall be made available to Grantee for leasing or licensing upon reasonable terms and rates and shall be used to the extent practicable in order to minimize interference with travel and avoid unnecessary duplication of facilities. The City shall actively assist Grantee to the fullest extent necessary in obtaining reasonable joint pole or conduit use agreements from the owners of existing poles or conduits. To the extent that existing poles, posts, conduits, and other such structures are not available, or are not available under reasonable terms and conditions, including excessive cost or unreasonable limitation upon the use of Grantee's cable television system. Grantee shall have the right to purchase, lease, or in any other manner acquire land, rights-of-way, or public utility easements upon or under which to erect and maintain its own poles, conduits, and other such structures as may be necessary for the construction and maintenance of its cable television system.

         (B) In case of any disturbance by Grantee of pavement, sidewalk, driveway or other surfacing, Grantee shall, at its own cost and expense and in a manner approved by the City, replace and restore all paving, sidewalk, driveway or surface so disturbed in as good condition as before said work was commenced.

         (C) In the event that at any time during the period of this franchise the City shall lawfully elect to alter or change any street, alley, public utility easement, or other public way requiring the relocation of Grantee's facilities, then in such event Grantee, upon reasonable notice by the City shall remove, relay and relocate the same at its own expense;

provide, however, that where public funds are available for such relocation pursuant to law, Grantee shall not be required to pay the cost.

         (D) Grantee shall, on the request of any person holding a building moving permit issued by the City, temporarily raise or lower its lines to permit the moving of the building. The expense of such temporary removal shall be paid by the person requesting the same, and Grantee shall have the authority to require such payment in advance.

         (E) Grantee shall have the authority to trim trees and / or shrubs upon and / or overhanging all streets, alleys, public utility easements, sidewalks and public places of the City so as to prevent the branches of such from coming into contact with Grantee's facilities.

         (F) All poles, lines, structures and other facilities of Grantee in, on, over and under the streets, sidewalks, alleys, public utility easements and public grounds or places of the City shall be kept by Grantee at all times in a safe and substantial condition. All equipment, lines, poles, structures, cables and other facilities installed in the City as being a part of Grantee's distribution system, up to and including that part of the system installed within the individual residences or commercial buildings of the City, shall remain the sole property of Grantee, unless so otherwise stated.

         (G) Grantee shall extend its distribution system so as to service the people within the franchise area. However, Grantee shall not be required to extend such distribution system to any potential subscriber who is located in an isolated area form the main trunk system, unless Grantee can be guaranteed a fair rate of return as per industry standards by those subscribers who request the extension of the distribution system into such areas.

                            SECTION 7--APPLICABLE LAW

         This franchise is governed by and subject to all applicable rules, regulations and policies of the Federal Communications Commission and by the laws of the State of Texas.

                            SECTION 8--FRANCHISE TERM

         This franchise shall take effect and be in full force from and after acceptance by Grantee as provided in Section 15, and the same shall continue in full force and effect for a term of twenty (20) years.

                          SECTION 9--RENEWAL PROCEDURE

         Grantee shall have the unlimited option to renew this franchise for an additional period not to exceed fifteen (15) years. Should Grantee desire to exercise this option, it shall so notify the City in writing, not less than three (3) months prior to expiration of this franchise.

                             SECTION 10--FORFEITURE

         If Grantee should violate any of the terms, conditions, or provisions of this franchise or if Grantee should fail to comply with any reasonable provisions of any ordinance of the City regulating the use by Grantee of the street, alleys, public utility easements or public ways of the City, and should Grantee further continue to violate or fail to comply with the same for a period of thirty (30) days or such longer period specified by the City as is reasonable under the circumstances, after Grantee shall have been notified in writing by the City to cease and desist from any such violation or failure to comply so specified, then Grantee may be deemed to have forfeited and annulled and shall thereby forfeit and annul all the rights and privileges granted by this franchise; provided, however, that such forfeiture shall be declared only by written decision of the City Council after an appropriate public proceeding before the City Council affording Grantee due process and full opportunity to assess the evidence used in rendering said declaration and to be heard in response to any such notice of violation or failure to comply; and provided further that the City Council may, in its discretion and upon a finding of violation or failure to comply, impose a lesser penalty than forfeiture of this franchise or excuse the violation or failure to comply upon a showing by Grantee of mitigating circumstances. Grantee shall have the right to appeal any finding of violation or failure to comply and any resultant penalty to any court of competent jurisdiction. In the event that forfeiture is imposed upon Grantee, it shall be afforded a period of six (6) months within which to sell, transfer, or convey this cable television system to a qualified purchaser at an equitable price based on the fair market value of the franchise itself and the cable system as a going concern. Reasonable extensions of time in which to effect said sale, transfer or conveyance shall be granted by resolution of the City Council. During this six month period, which shall run from the effective date of the final order or decision imposing forfeiture, including any appeal, Grantee shall have the right to operate this cable system pursuant to the provisions of this franchise.

                           SECTION 11--SURRENDER RIGHT

         Grantee may surrender this franchise at any time upon filing with the City Council of the City a written notice of its intention to do so at least three (3) months before the surrender date. On the surrender date specified in the notice, all of the rights and privileges and all of the obligations, duties and liabilities of Grantee in connection with this franchise shall terminate.

                              SECTION 12--TRANSFERS

         All of the rights and privileges and all of the obligations, duties and liabilities created by this franchise shall pass to and be binding upon the successors of the City and the successors and assigns of Grantee; and the same shall not be assigned or transferred without the written approval of the City Council, which approval shall not be unreasonably withheld; provided, however, that this Section shall not prevent the assignment or hypothecation of the franchise by Grantee as security for debt without such approval; and provided further that transfers or assignments of this franchise between any parent and subsidiary corporation or between entities of which at least fifty percent (50%) of the beneficial ownership is held by the same person, persons, or entities, or entities which are controlled or managed by the same person, persons, or entities, shall be permitted without the prior approval of the City Council.

                            SECTION 13--FRANCHISE FEE

         In consideration of the terms of this franchise, Grantee agrees to pay the City a sum of money equal to three percent (3%) of Grantee's gross subscriber revenues per year derived from the regular basic subscriber services in the City. Such annual sum shall be payable one-half (1/2) thereof at the end of each semi-annual period. The semi-annual anniversary shall be the last day of June and last day of December of each year, and each semi-annual payment shall be paid within sixty (60) days thereafter. All other license fees or taxes levied upon Grantee by the City shall be credited against the payment required herein.

                      SECTION 14--RECEIVER SALES PROHIBITED

         As a condition of this franchise, Grantee agrees that it shall not engage in the business of sales or repair of television receivers owned by its subscribers; nor shall it be responsible for the operating condition of said receivers; provided, however, that this paragraph shall not apply to converters, decoders, home interactive terminals and other such devices as may be used in furnishing any programming service via Grantee's cable television system.

                           SECTION 15--EFFECTIVE DATE

         This ordinance shall become effective when all terms and conditions are accepted by both Grantee and City and shall then be and become a valid and binding contract between the City and Grantee.

                            SECTION 16--UNLAWFUL ACTS

         (A) It shall be unlawful for any person to intercept or assist in intercepting or receiving, whether physically, electrically, acoustically, inductively or otherwise any television signals, radio signals, pictures, programs, sounds or any other information, impulses or intelligence transmitted over Grantee's cable system without full payment to Grantee or its lessee by all parties receiving service. For purposes of this provision "assist in intercepting or receiving" shall include the manufacture or distribution of equipment intended by the manufacturer or distributor for unauthorized reception of any communications service offered over a cable system.

         (B) It shall be unlawful for any person, without the consent of the Grantee, to willfully tamper with, remove, or injure any cable, wires, or other equipment used for the distribution of television signals, radio signals, pictures, programs, sounds, or any other information, impulses, or intelligence transmitted over Grantee's cable system.

         (C) It shall be a misdemeanor punishable by a fine of not more then Five Hundred Dollars ($500.00), or by imprisonment for a term not to exceed six
(6) months, or both, for any person to violate any of the provisions of this Section.

         (D) The prohibitions, penalties and remedies set forth in this Section are in addition to the prohibitions, penalties and remedies for theft of cable service provided by federal and state law.

                            SECTION 17--SEVERABILITY

         If any section, subsection, sentence, clause, phrase or portion of this Ordinance is for any reason held invalid or unconstitutional by any Federal or State court of administrative or governmental agency of competent jurisdiction, specifically including the FCC, such portion shall be deemed a separate, distinct and independent provision, and such holding shall not affect the validity of the remaining portions hereof.

PASSED AND APPROVED THIS 12TH DAY OF SEPTEMBER 1988.


                                                ________________________________
                                                Chief Official
                                                City of New Waverly, Texas

ATTEST:

___________________________________

ACCEPTED--DATE:  SEPTEMBER 12, 1988


___________________________________
LIMESTONE CABLE T.V. OF TEXAS, CO.